EXHIBIT 12.1

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES


                                               Nine Months    Year       Year        Year       Year        Year
                                                  Ended       Ended      Ended       Ended      Ended       Ended
                                                  9/30        12/31      12/31       12/31      12/31       12/31
                                                  2001        2000       1999        1998       1997        1996
                                              ----------------------------------------------------------------------
Pretax income                                    25,534      29,908      29,187      27,463      25,187      23,050
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Fixed charges:
          Interest on Deposits                   43,691      49,607      38,539      39,873      37,370      33,449
          Other Interest                          7,874      10,939       8,359       4,592       4,022       3,685
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Fixed charges including
interest on deposits                             51,565      60,546      46,898      44,465      41,392      37,134
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Total earnings including interest on
deposits                                         77,099      90,454      76,085      71,928      66,579      60,184
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Total earnings excluding interest on
deposits                                         33,408      40,847      37,546      32,055      29,209      26,735
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Fixed charges excluding interest on
deposits                                          7,874      10,939       8,359       4,592       4,022       3,685
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Ratio of Earnings on Combined
Fixed Charges:
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Including interest on deposits                     1.50        1.49        1.62        1.62        1.61        1.62

Excluding interest on deposits                     4.24        3.73        4.49        6.98        7.26        7.26
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